Exhibit 10.5
IMMUNOVANT, INC.
2019 EQUITY INCENTIVE PLAN
CAPPED VALUE APPRECIATION RIGHT AWARD GRANT NOTICE

Participant:	[NAME] (the “Participant”)
Company:	Immunovant, Inc., a Delaware corporation (the “Company”)
Plan:	Immunovant, Inc. 2019 Equity Incentive Plan (as amended, the “Plan”)
Notice:
The Participant has been granted an award of Capped Value Appreciation Rights (“CVARs”) in accordance with the terms of this Grant Notice (this “Grant Notice”), the Capped Value Appreciation Right Award Agreement attached hereto as Attachment A (the “CVAR Award Agreement” and, together with this Grant Notice, collectively, this “Agreement”) and the Plan. Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

Type of Award:	A CVAR is an unfunded and unsecured conditional obligation of the Company that represents the right to receive the CVAR Amount (defined below), if any, applicable to the Participant’s award of CVARs, subject to the terms and conditions of this Agreement and those of the Plan. A CVAR is an Other Stock Award for purposes of the Plan.
CVARs:	[#] CVARs
Grant Date:	[DATE] (the “Grant Date”)
Vesting Commencement Date:	[DATE] (the “Vesting Commencement Date”)
Expiration Date:	[DATE] (the “Expiration Date”)
Hurdle Price:	$[●] per share of Common Stock (the “Hurdle Price”)
Cap Price:	$[●] per share of Common Stock (the “Cap Price”)
Knock-in Price:	$[●] per share of Common Stock (the “Knock-in Price”)
Vesting:
The CVARs will vest on the first date that each of (i) the “Service Requirement”, (ii) the “Performance Requirement” and (iii) the “Knock-in Requirement” have been satisfied (collectively, the “Vesting Requirements”). The portion of the CVARs that have satisfied all of the Vesting Requirements in accordance with this Agreement as of any relevant date of determination are referred to as the “Vested CVARs” and the date that all of the Vesting Requirements are satisfied with respect to any CVARs is referred to as the “Vesting Date” with respect to such CVARs.
For purposes of this Agreement, “Continuous Service” shall be as defined in the Plan, and, for the sake of clarity, shall include the Participant’s continued employment or service with Roivant Sciences Ltd. or one of its subsidiaries.

Service Requirement:
The Service Requirement applicable to the CVARs will be satisfied as follows, subject to the Participant’s Continuous Service through each of the dates set forth below (each a “Service Vesting Date”): [●]
The CVARs that are scheduled to satisfy the Service Requirement on an applicable Service Vesting Date are collectively referred to herein as a “CVAR Tranche”.

Performance Requirement:	[●]
Knock-in Requirement:
The Knock-in Requirement applicable to any CVAR Tranche will be satisfied if, as of the relevant Service Vesting Date of such CVAR Tranche, the Fair Market Value of a share of Common Stock equals or exceeds the Knock-in Price. For the sake of clarity, the Knock-in Requirement will apply on a CVAR Tranche-by-CVAR Tranche basis (and satisfaction of the Knock-in Requirement by one applicable CVAR Tranche (i.e., by virtue of the Fair Market Value of a share of Common Stock being equal to or exceeding the Knock-in Price as of the Service Vesting Date applicable to such CVAR Tranche or a subsequent Knock-in Measurement Date) shall not constitute satisfaction of the Knock-in Requirement for any other CVAR Tranche).

If the Fair Market Value of a share of Common Stock does not equal or exceed the Knock-in Price as of the relevant Service Vesting Date of a CVAR Tranche, then the CVAR Tranche that has otherwise satisfied the Service Requirement as of such Service Vesting Date will be deemed to remain outstanding and will be “re-tested” and eligible to become Vested CVARs on a subsequent annual “Knock-in Measurement Date” (as defined below), subject to (i) the Participant’s Continuous Service through the applicable Knock-in Measurement Date on which the Knock-in Requirement is satisfied with respect to such CVAR Tranche and (ii) satisfaction of the Performance Requirement. For purposes of this Agreement, a “Knock-in Measurement Date” means [DATE]. For the sake of clarity, once the Knock-in Requirement with respect to any CVAR Tranche has been satisfied as of the Service Vesting Date applicable to a CVAR Tranche or a subsequent Knock-in Measurement Date, the Knock-in Requirement shall not be required to be subsequently satisfied. With respect to any CVAR Tranche that has not satisfied the Knock-in Requirement (i.e., by virtue of the Fair Market Value of a share of Common Stock equal or exceeding the Knock-in Price as of the Service Vesting Date applicable to such CVAR Tranche or a subsequent Knock-in Measurement Date) on or prior to the Expiration Date, such CVARs (the “Unsatisfied CVARs”) will nonetheless be eligible to become Vested CVARs as of the Expiration Date, subject to (i) the Participant’s Continuous Service through the Expiration Date and (ii) satisfaction of the Performance Requirement.

Notwithstanding anything to the contrary herein, in the event of a Change in Control prior to the satisfaction of the Knock-in Requirement, the Knock-in Requirement shall be deemed to have been fully satisfied immediately upon the occurrence of such Change in Control (and, for the avoidance of doubt, the CVARs shall otherwise remain outstanding and eligible to vest based on achievement of the other applicable Vesting Requirements).

CVAR Amount and Payment Terms:
Subject to the satisfaction of the Vesting Requirements, as of each applicable Payment Date (as defined below), the Participant will be entitled to receive (subject to the satisfaction of Tax Withholding Obligations in accordance with the CVAR Award Agreement) an amount equal to the product of (i) the number of CVARs held by the Participant that became Vested CVARs on the applicable Vesting Date multiplied by (ii) the excess (if any) of (A) the Fair Market Value of a share of Common Stock on the applicable Vesting Date (up to the Cap Price) over (B) the Hurdle Price (the “CVAR Amount”), and the Vested CVARs will be cancelled in exchange for payment of the CVAR Amount. For the avoidance of doubt, (i) in no event will the Fair Market Value of a share of Common Stock used to determine the CVAR Amount be greater than the Cap Price and (ii) to the extent applicable, with respect to any Unsatisfied CVARs that become Vested CVARs as of [DATE], in the event the Fair Market Value of a Share of Common Stock as of [DATE] is less than the Hurdle Price, then such Unsatisfied CVARs shall not constitute Vested CVARs and will be immediately forfeited and cancelled without the payment of any consideration therefor.
The CVAR Amount payable in respect of the applicable Vested CVARs will be settled and delivered within 30 days following the applicable Vesting Date of such Vested CVARs (such actual date of payment, the “Payment Date”).

Form of Payment:
The CVAR Amount payable in respect of the Vested CVARs will be paid to the Participant in the form of shares of Common Stock (such shares of Common Stock, the “CVAR Shares”), with the number of such CVAR Shares to be determined by dividing (i) the applicable CVAR Amount by (ii) the Fair Market Value of a share of Common Stock on the applicable Payment Date (with any fractional CVAR Shares paid to the Participant in the form of cash).

Additional Terms/ Acknowledgements:	The Participant acknowledges receipt of, and understands and agrees to, this Agreement and the Plan. The Participant acknowledges and agrees that this Agreement may not be modified, amended or revised, except as provided in the Plan. By accepting this award of CVARs, the Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

IMMUNOVANT, INC.	PARTICIPANT
Signature:	Signature:
Print Name:	Print Name:
Title:	Address:

Attachment A
IMMUNOVANT INC.
2019 EQUITY INCENTIVE PLAN
CAPPED VALUE APPRECIATION RIGHT AWARD AGREEMENT
This Capped Value Appreciation Right Award Agreement (“CVAR Award Agreement”), dated as of the Grant Date set forth in the Capped Value Appreciation Right Grant Notice to which this CVAR Award Agreement is attached (the “Grant Notice”), is made between Immunovant Inc. and the Participant designated in the Grant Notice. The Grant Notice and the CVAR Award Agreement, collectively, are referred to herein as this “Agreement.”
1.Definitions. Capitalized terms used but not defined herein have the meaning set forth in the Plan or the Grant Notice, as applicable.
2.Grant of Capped Value Appreciation Rights. Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant the number of CVARs set forth in the Grant Notice.
3.Vesting and Forfeiture.
a.The CVARs shall vest and become payable as set forth in the Grant Notice.
b.Upon the termination of the Participant’s Continuous Service for any reason (other than for Cause), (i) any CVARs that have become Vested CVARs prior to the date of such termination of Continuous Service (the “Termination Date”) which have not yet been settled and cancelled, will be settled and cancelled on the applicable Payment Date in exchange for the applicable CVAR Amount in accordance with the Grant Notice, and (ii) any CVARs that have not become Vested CVARs will be automatically forfeited and cancelled without the payment of any consideration to the Participant, and the Participant shall have no further rights with respect to such CVARs.
c.Notwithstanding anything to the contrary in this Agreement, in the event that (i) the Participant’s Continuous Service is terminated for Cause or (ii) the Performance Requirement is not satisfied, then, in each case all of the Participant’s CVARs shall be automatically forfeited without the payment of any consideration to the Participant, and the Participant shall have no further rights with respect to such CVARs.
4.Settlement of CVARs. The Company will settle and pay the Participant in respect of his or her Vested CVARs in accordance with the terms of the Grant Notice, in full settlement and satisfaction of the Vested CVARs, in each case, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 5 of this Agreement.
5.Taxes.
a.You acknowledge that, regardless of any action taken by the Company or any Affiliate, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, or any other tax of any kind related to the CVARs and legally applicable to you (“Tax-Related Items”) is and remains your responsibility (or that of your beneficiary). You further acknowledge that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the CVARs, including, but not limited to, the grant, vesting or settlement of the CVARs or the subsequent sale of shares of Common Stock acquired upon settlement of the CVARs and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the CVARs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.

b.Unless otherwise determined by the Committee, upon the vesting and/or settlement of the CVARs (or as of any other date on which the value of any CVARs otherwise become includible in your gross income for tax purposes) (the “Tax Withholding Date”), you shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to you pursuant to the CVARs, the amount of any applicable federal, state, local and foreign Tax-Related Items that the Company determines must be withheld with respect to the CVARs (the “Tax Withholding Obligations”). By execution of this Agreement, you hereby consent to, and authorize the Company to, on your behalf, instruct a registered broker chosen by the Company, at a time when you are not in possession of material nonpublic information, to sell on or as soon as administratively practicable following the applicable Tax Withholding Date, such number of shares of Common Stock (rounded up to the next whole number) as the Company deems necessary to satisfy (i) the Tax Withholding Obligations and (ii) all applicable fees and commissions due to, or required to be collected by, the broker (the “Broker Fees”), and the broker shall (A) be required to directly remit to the Company the portion of the cash proceeds from such sale necessary in order for the Company to satisfy the Tax Withholding Obligations and (B) retain the portion of the cash proceeds from such sale required to cover the Broker Fees relating directly to such sale (the “Sell-to-Cover Method”). Any excess Tax Withholding Obligations and Broker Fees not satisfied by the Sell-to-Cover Method as a result of insufficient proceeds from the sales pursuant thereto shall be automatically satisfied by the Company withholding such additional amounts through payroll necessary to satisfy any such remaining Tax Withholding Obligations and Broker Fees. To the extent the proceeds of such sales pursuant to the Sell-to-Cover Method exceed the Tax Withholding Obligations and the associated Broker Fees, the Company agrees to remit, or to cause the Broker to remit, to you such excess cash (without interest) as soon as administratively practicable thereafter. You hereby agree and acknowledge that the Company and the broker are under no obligation to arrange for the sale of shares of Common Stock at any particular price under the Sell-to-Cover Method and that the broker may affect sales as provided hereunder in one or more sales and that the average price for executions resulting from bunched orders may be assigned to your account. Your further agree and acknowledge that you will be responsible for all brokerage fees and other costs of sale associated with the Sell-to-Cover Method, and you agree to indemnify and hold the Company and the broker harmless from any losses, costs, damages, or expenses relating to any such sale. In connection with the Sell-to-Cover Method, you shall execute any such documents requested by the broker or the Company in order to effectuate the Sell-to-Cover Method and payment of the Tax Withholding Obligations, and you agree and acknowledge that the Sell-to-Cover Method shall be subject to additional terms, conditions and documentation determined to be necessary or appropriate by the Company or the applicable broker in furtherance of this Section 11(b). You acknowledge that this Section 11(b) (and the Sell-to-Cover Method contemplated hereby) is intended to comply with Section 10b5-1(c)(1) under the Exchange Act and shall be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
c.Notwithstanding anything to the contrary herein, the Company may, in its discretion, permit or require you to satisfy the Tax Withholding Obligations, in whole or in part, through a method other than the Sell-to-Cover Method described in Section 5(b), including by (i) causing you to tender a cash payment sufficient to satisfy the Tax Withholding Obligations, (ii) withholding from payroll or from any amounts otherwise payable to you by the Company or any Affiliate in an amount sufficient to satisfy the Tax Withholding Obligations or (iii) by such other method as may be permitted under the Plan or as may be acceptable to the Board.
6.No Rights as a Shareholder Prior to Issuance of Common Stock. Neither the Participant nor any other person shall become the beneficial owner of the shares of Common Stock underlying the CVARs, nor have any rights to voting, dividends or other rights as a shareholder with respect to any such shares of Common Stock, until and after such shares of Common Stock, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.
7.Transferability. The CVARs shall not be transferable other than by will or the laws of descent and distribution; provided, however, that the Committee may, in its discretion, permit the CVARs to be transferred subject to such conditions and limitations as may be imposed by the Committee.
8.Capitalization Adjustments. The number of CVARs, class of securities subject to the CVARs and the Cap Price applicable to the CVARs, each as set forth in the Grant Notice, will be adjusted for Capitalization Adjustments.
9.No Right as Employee or Consultant. Neither the grant of the CVARs nor any terms contained in this Agreement shall (a) affect in any manner whatsoever the right or power of the Company or any Subsidiary of the Company, to terminate the Participant’s service for any reason, with or without cause, (b) if applicable, affect the Participant’s status as an at-will employee of the Company who is subject to termination of service without cause, (c) confer upon the Participant any right to remain employed by or in service to the Company or any Subsidiary of the Company, (d) interfere in any way with the right of the Company or any Subsidiary of the Company at any time to terminate such employment or service, or (e) affect the right of the Company or any Subsidiary of the Company to increase or decrease the Participant’s other compensation.
10.The Plan. By accepting any benefit under this Agreement, the Participant and any person claiming a benefit under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
11.Compliance with Laws and Regulations.
a.The CVARs and the obligation of the Company to deliver any shares of Common Stock or cash hereunder shall be subject in all respects to (i) all applicable federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for shares of Common Stock to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for shares of Common Stock to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
b.If at any time the shares of Common Stock are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the shares of Common Stock, the Participant shall execute, prior to the delivery of any shares of Common Stock to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is acquiring the shares of Common Stock acquired under this Agreement for the Participant's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such shares of Common Stock shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares of Common Stock being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Participant shall, prior to any offer for sale of such shares of Common Stock, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
c.The Participant’s CVARs and any obligation of the Company to deliver the underlying shares of Common Stock, if any, upon settlement of the CVARs shall be subject in all respects to (i) all applicable federal and state laws, rules and regulations, (ii) any regulation, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board shall, in its sole discretion, determine to be necessary or applicable and (iii) the terms of any Shareholders Agreement entered into by and among the Company and each of the shareholders of the Company that is a party thereto, as may be amended or in effect from time to time (the “Shareholders Agreement”). Moreover, the CVARs may not be settled if its settlement, or the receipt of shares of Common Stock pursuant thereto, would be contrary to applicable law. Any shares of Common Stock received upon any settlement of the CVARs shall be held subject to all of the terms and conditions of the Shareholders Agreement. The Participant hereby agrees to execute and become a party to the Shareholders Agreement as a condition to the grant of the CVARs and be subject to the rights and obligations thereunder, and the Company may require the Participant to execute a joinder to the Shareholders Agreement in connection with the settlement of the CVARs for shares of Common Stock.
12.Market Standoff Agreement. The Participant agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, the Participant will not sell or otherwise dispose of any shares of Common Stock without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. The Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.
13.Notices. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to the Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Participant at the last address the Participant provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this award by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. By accepting this award, the Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
14.Other Plans. The Participant acknowledges that any income derived from any CVARs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Subsidiary of the Company.
15.Sections 409A. The CVARs and all payments made pursuant to this Agreement are intended to be exempt and/or comply with Sections 409A of the Code, and shall be interpreted on a basis consistent with such intent. However, nothing herein will be construed as a guarantee by the Company of any particular tax effect to the Participant under this Agreement. The Company will not be liable to the Participant for any additional tax, penalty or interest that may be imposed on the Participant pursuant to Sections 409A of the Code or damages incurred by the Participant as a result of this Agreement (and the payment and benefits hereunder) failing to comply with, or be exempt from, Sections 409A of the Code.

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